Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Quest Resource Holding Corporation and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Quest Resource Holding Corporation 2012 Incentive Compensation Plan, as amended and restated, of our report dated March 11, 2021 relating to the consolidated financial statements of Quest Resource Holding Corporation, appearing in Quest Resource Holding Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Phoenix, Arizona May 17, 2021